GOLDMAN SACHS TRUST

Power of Attorney

Know All Persons By These Presents, that each person whose signature appears below hereby constitutes and appoints James A. McNamara and Caroline L. Kraus, jointly and severally, and each of them, his or her true and lawful attorneys-in-fact and agents, each with power and authority of substitution and resubstitution, for him or her in any and all capacities to sign the Registration Statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of Goldman Sachs Trust and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other instruments or documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

WITNESS our hands on the date(s) set forth below.

Name	Title	Date

/s/ James A. McNamara	President (Chief Executive Officer) and Trustee	June 15, 2022
James A. McNamara

/s/ Joseph F. DiMaria	Treasurer, Principal Financial Officer and	June 15, 2022
Joseph F. DiMaria	Principal Accounting Officer

/s/ Jessica Palmer	Chair and Trustee	June 15, 2022
Jessica Palmer

/s/ Dwight L. Bush	Trustee	June 15, 2022
Dwight L. Bush

/s/ Kathryn A. Cassidy	Trustee	June 15, 2022
Kathryn A. Cassidy

/s/ John G. Chou	Trustee	June 15, 2022
John G. Chou

/s/ Diana M. Daniels	Trustee	June 15, 2022
Diana M. Daniels

/s/ Joaquin Delgado	Trustee	June 15, 2022
Joaquin Delgado

/s/ Eileen H. Dowling	Trustee	June 15, 2022
Eileen H. Dowling

/s/ Roy W. Templin	Trustee	June 15, 2022
Roy W. Templin

/s/ Gregory G. Weaver	Trustee	June 15, 2022
Gregory G. Weaver

/s/ Paul C. Wirth	Trustee	June 15, 2022
Paul C. Wirth